Exhibit 99.1

For Immediate Release
Investor Contact: Chris Meyers	Media Contact: Meredith Gremel
Executive Vice President & CFO	Vice President Corporate Affairs and Communications
(616) 878-8023	(616) 878-2830

SpartanNash Announces Third Quarter Fiscal Year 2016 Financial Results

Consolidated Net Sales Increased 1.4% Despite Prolonged Deflationary Environment

Reported Third Quarter EPS from Continuing Operations Improved $0.05 to $0.45 per Diluted Share;

Adjusted Third Quarter EPS from Continuing Operations Improved $0.04 to $0.53 per Diluted Share

Announced Definitive Agreement to Acquire Caito Foods Service

GRAND RAPIDS, MICHIGAN – November 9, 2016 – SpartanNash Company (the “Company”) (Nasdaq: SPTN) today reported financial results for the 12-week third quarter and 40-week period ended October 8, 2016.

Third Quarter Results

Consolidated net sales for the 12-week third quarter increased to $1.80 billion from $1.78 billion in the prior year quarter, driven primarily by increases in the food distribution segment.

Reported operating earnings improved to $29.9 million from $29.2 million in the prior year quarter primarily due to sales growth at food distribution and lower operating expenses due in part to lower depreciation as well as productivity and efficiency initiatives, which offset the negative impact of deflation in all segments. Adjusted operating earnings improved to $35.1 million from $34.8 million in the prior year quarter.

Reported earnings from continuing operations for the third quarter increased to $16.7 million, or $0.45 per diluted share, from $15.2 million, or $0.40 per diluted share, in the prior year quarter. Reported earnings from continuing operations for the third quarter include a $0.02 per diluted share benefit associated with tax credits. Adjusted earnings from continuing operations for the third quarter increased to $20.1 million, or $0.53 per diluted share, from $18.6 million, or $0.49 per diluted share, in the prior year quarter. Current year adjusted earnings from continuing operations exclude net after-tax charges of $0.08 per diluted share primarily related to asset impairment and restructuring charges associated with the Company’s retail store rationalization plan as well as merger integration activities. Prior year adjusted earnings from continuing operations exclude net after-tax charges of $0.09 per diluted share primarily related to merger integration and acquisition expenses, as well as net restructuring and asset impairment charges. Adjusted earnings from continuing operations is a non-GAAP operating financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) was $53.4 million, or 3.0 percent of consolidated net sales, compared to $55.2 million, or 3.1 percent of consolidated net sales in the prior year quarter. Adjusted EBITDA is a non-Generally Accepted Accounting Principles (GAAP) financial measure. Please see the financial tables at the end of this press release for a reconciliation of net earnings to Adjusted EBITDA, and a reconciliation of each non-GAAP financial measure to the most directly comparable measure prepared and presented in accordance with GAAP.

“We are pleased with our ability to overcome the continued challenging economic conditions and prolonged deflationary environment to deliver third quarter sales and earnings growth,” stated Dennis Eidson, SpartanNash's Chief Executive Officer. “These results reflect the strength of our strategy to provide innovative and impactful solutions for our food distribution and retail customers as we benefited from new customer supply agreements and our third consecutive quarter of improved retail comparable store sales trends. During the quarter, we continued to invest in our merchandising, pricing and promotional initiatives, including expanded produce and private brand product offerings, as well as the continued roll out of Open Acres™. We also celebrated the grand re-openings of our newly remodeled Omaha stores with encouraging results. In addition, we realized further benefits from our ongoing investments in our supply chain network.”

Gross profit margin for the third quarter was 14.2 percent compared to 14.6 percent in the prior year quarter primarily due to the mix of business operations and the impact of continued deflation.

Reported operating expenses for the third quarter decreased to $225.4 million, or 12.5 percent of sales, from $229.8 million, or 12.9 percent of sales, in the prior year quarter. Third quarter operating expenses would have been $220.2 million, or 12.2 percent of net sales, compared to $224.3 million, or 12.6 percent of net sales in the prior year quarter, if restructuring, asset impairment, and merger integration charges were excluded from both periods. The decrease as a rate to sales was primarily due to lower depreciation expense associated with fully depreciated assets and lower occupancy costs, as well as improved operating expense leverage resulting from sales growth and ongoing productivity and efficiency initiatives.

Food Distribution Segment

Net sales for the food distribution segment increased to $804.5 million from $762.3 million in the prior year quarter primarily due to new business gains as well as the growth of certain existing accounts, which more than offset the impact of continued deflation.

Reported operating earnings for the food distribution segment increased to $19.0 million from $16.5 million in the prior year quarter. Third quarter adjusted operating earnings increased to $19.8 million from $17.0 million in the prior year quarter. The increases were due to higher sales, supply chain improvements, and lower depreciation expense, partially offset by costs associated with a water main break, transition-related expenses associated with warehouse consolidation efforts, and continued deflation. Third quarter adjusted operating earnings exclude $0.8 million of net pre-tax charges primarily related to merger integration expenses. The prior year third quarter excludes $0.5 million of pre-tax charges related to merger integration and acquisition costs and other charges associated with cost reduction initiatives. Adjusted operating earnings is a non-GAAP operating financial measure. Please see the financial tables at the end of this press release for a reconciliation of operating earnings to adjusted operating earnings by segment.

Retail Segment

Net sales for the retail segment were $489.0 million in the third quarter compared to $507.2 million for the prior year quarter. Comparable store sales for the quarter, excluding fuel, improved to -1.8 percent from -3.0 percent in the second quarter. Despite the sequential improvements in comparable store sales as well as higher fuel gallons, the ongoing deflationary environment and continued challenging economic conditions, particularly in certain western geographies, contributed to the lower sales at retail. Specifically, the decrease in net sales was attributable to the negative comparable store sales, excluding fuel; $7.9 million in lower sales resulting from retail store closures; and $3.8 million due to lower retail fuel prices compared to the prior year.

Reported operating earnings in the retail segment were $8.0 million compared to $9.2 million in the prior year quarter. Adjusted operating earnings were $12.4 million compared to $13.2 million in the prior year quarter. Current year adjusted operating earnings exclude $4.4 million of pre-tax asset impairment and restructuring charges and merger integration expenses. The prior year third quarter excludes $4.0 million of pre-tax merger integration and acquisition costs, and net asset impairment charges. The decrease in adjusted operating earnings was primarily due to lower comparable store sales volumes and the impact of deflation, partially offset by favorable rebate programs, lower occupancy costs, and the impact of store closures.

During the third quarter, the Company opened one new fuel center and closed one store upon lease expiration, ending the quarter with 159 Company-owned retail stores, 79 pharmacies, and 30 fuel centers.

Military Segment

Net sales for the Company's military segment increased to $506.6 million from $506.0 million in the prior year quarter. The increase was due to new business gains associated with the distribution of fresh products, partially offset by continued lower sales at the Defense Commissary Agency (DeCA) operated commissaries.

Reported operating earnings for the military segment were $2.9 million compared to $3.4 million in the prior year quarter. Third quarter adjusted operating earnings were $2.9 million compared to $4.5 million in the prior year period. In the prior year third quarter, adjusted operating earnings exclude $1.1 million of pre-tax restructuring and asset impairment charges primarily related to a facility closure. The decrease was primarily due to the lack of inflationary gains and a shift in the business mix.

Balance Sheet and Cash Flow

Cash flow provided by operating activities for the year-to-date period was $78.6 million, compared to $129.9 million in the comparable period last year, primarily due to customer advances to support sales growth and the timing of working capital requirements.

Long-term debt and capital lease obligations, including current maturities, were $494.4 million at October 8, 2016 compared to $486.8 million at January 2, 2016. Net long-term debt (including current maturities and capital lease obligations and subtracting cash) for the Company was $468.0 million as of October 8, 2016 compared to $464.1 million at January 2, 2016. The Company's total net long-term debt-to-capital ratio is 0.4-to-1.0 and net long-term debt to Adjusted EBITDA is 2.0-to-1.0, which approximates the Company’s goal, as of October 8, 2016. Net long-term debt is a non-GAAP financial measure. Please see the financial tables at the end of this press release for a reconciliation of long-term debt and capital lease obligations to total net long-term debt and capital lease obligations.

Outlook

Mr. Eidson continued, “While we anticipate continued deflationary pressure for the remainder of the year, we are confident that we will continue to improve our top line performance as we deliver value to our food distribution and retail customers through our solutions-focused approach and commitment to exceeding our customers’ expectations. We expect our targeted capital investments and enhancements to our merchandising, pricing and promotional strategies will offset some of the deflationary and competitive pressures in the retail segment. In our food distribution and military network, we continue to allocate resources to drive new business development, which will better enable us to pursue opportunities within the alternative channel space.”

The Company is narrowing its previously issued fiscal 2016 guidance of adjusted earnings per diluted share from continuing operations to approximately $2.09 to $2.16, excluding merger integration costs and other adjusted charges and gains, compared to $1.98 in the prior year. The Company anticipates that reported earnings from continuing operations will now be in the range of approximately $1.58 to $1.65 per diluted share, compared to $1.67 in the prior year. The guidance reflects the continuation of negative comparable retail store sales and the variability associated with deflation and its related positive impact on LIFO.

The Company expects capital expenditures for fiscal year 2016 to now approximate $72.0 million, with depreciation and amortization of approximately $76.0 million to $77.0 million, and total interest expense of approximately $18.0 to $19.0 million.

Recent Developments

On November 3, 2016, the Company entered into a definitive agreement to acquire certain assets of Caito Foods Service (“Caito”) and Blue Ribbon Transport (“BRT”) for $217.5 million in cash, in addition to reimbursing Caito for certain transaction costs and providing two earn-out opportunities that have the potential to pay the sellers an additional $12.4 million collectively if the business achieves certain performance targets. The purchase price will be funded with proceeds from the Company’s asset-based lending facility.

Founded in Indianapolis in 1965, Caito Foods Service is a leading supplier of fresh fruit and vegetables to grocery retailers and food service distributors across 22 states in the Southeast, Midwest and Eastern United States. Caito and BRT, which generate combined annual revenues in excess of $600 million, currently service customers from facilities in Indiana, Ohio and Florida. Caito also has a central fresh cut fruit and vegetable facility in Indianapolis and is completing construction on its new 118,000 square foot Fresh Kitchen facility, also in Indianapolis. The $32 million Fresh Kitchen will process, cook, and package fresh protein-based foods and complete meals; it is expected to be fully operational in the first quarter of 2017. The company offers temperature-controlled distribution and logistics services throughout North America through its affiliate Blue Ribbon Transport.

The acquisition will strengthen the Company’s product offerings to its existing customer base by expanding into the fast-growing freshly-prepared centerplate and side dish categories. The Company expects to close the acquisition by early January 2017, subject to regulatory approval and customary closing conditions.

Conference Call

A telephone conference call to discuss the Company’s third quarter of fiscal 2016 financial results is scheduled for 9:00 a.m. Eastern Time, Thursday, November 10, 2016. A live webcast of this conference call will be available on the Company’s website, www.spartannash.com/webcasts. Simply click on “For Investors” and follow the links to the live webcast. The webcast will remain available for replay on the Company’s website for approximately ten days.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a Fortune 400 company whose core businesses include distributing grocery products to independent grocery retailers, national accounts, its corporate owned retail stores, and U.S. military commissaries. SpartanNash serves customer locations in 47 states and the District of Columbia, Europe, Cuba, Puerto Rico, Bahrain and Egypt. SpartanNash currently operates 159 supermarkets, primarily under the banners of Family Fare Supermarkets, Family Fresh Market, D&W Fresh Market and Sun Mart. Through its MDV military division, SpartanNash is the leading distributor of grocery products to military commissaries in the United States.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "outlook," "pipeline," "optimistic," "committed," "anticipates," "continue," "expects," "look forward," "guidance," "opportunities," "position," "focus," or "plan" or similar expressions or that an event or trend "will" occur, or is "beginning." Forward-looking statements relating to expectations about future results or events are based upon information available to SpartanNash as of today's date, and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional risks and uncertainties include, but are not limited to, the company's ability to compete in the highly competitive grocery distribution, retail grocery, and military distribution industries. Additional information concerning these and other risks is contained in SpartanNash’s most recently filed Annual Report on Form 10-K, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning SpartanNash, or other matters and attributable to SpartanNash or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SpartanNash does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

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SPARTANNASH COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	12 Weeks Ended				40 Weeks Ended
	October 8,		October 10,		October 8,	October 10,
	2016		2015		2016	2015
Net sales	$1,800,085		$1,775,401		$5,906,416	$5,883,948
Cost of sales	1,544,790		1,516,352		5,054,180	5,026,611
Gross profit	255,295		259,049		852,236	857,337

Operating expenses
Selling, general and administrative	220,339		224,648		740,138	752,452
Merger integration and acquisition	2,427		4,417		4,237	7,252
Restructuring charges and asset impairment	2,662		760		23,714	7,762
Total operating expenses	225,428		229,825		768,089	767,466

Operating earnings	29,867		29,224		84,147	89,871

Other (income) and expenses
Interest expense	4,419		4,983		14,678	16,627
Other, net	(146)		(148)		(416)	(202)
Total other expenses, net	4,273		4,835		14,262	16,425

Earnings before income taxes and discontinued operations	25,594		24,389		69,885	73,446
Income taxes	8,864		9,141		25,635	27,444
Earnings from continuing operations	16,730		15,248		44,250	46,002

(Loss) earnings from discontinued operations, net of taxes	(82)		145		(268)	(21)
Net earnings	$16,648		$15,393		$43,982	$45,981

Basic earnings per share:
Earnings from continuing operations	$0.45		$0.41		$1.18	$1.22
(Loss) earnings from discontinued operations	(0.01)	*	—		(0.01)	—
Net earnings	$0.44		$0.41		$1.17	$1.22

Diluted earnings per share:
Earnings from continuing operations	$0.45		$0.40		$1.18	$1.22
(Loss) earnings from discontinued operations	(0.01)	*	0.01	*	(0.01)	—
Net earnings	$0.44		$0.41		$1.17	$1.22

Weighted average shares outstanding:
Basic	37,470		37,553		37,479	37,617
Diluted	37,546		37,653		37,539	37,735

*Includes rounding

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 8, 2016	October 10, 2015
Assets
Current assets
Cash and cash equivalents	$26,398	$8,510
Accounts and notes receivable, net	321,989	320,019
Inventories, net	561,772	573,320
Prepaid expenses and other current assets	29,589	24,494
Property and equipment held for sale	—	4,002
Total current assets	939,748	930,345

Property and equipment, net	570,709	586,361
Goodwill	322,686	331,612
Other assets, net	160,736	108,850

Total assets	$1,993,879	$1,957,168

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$398,945	$365,818
Accrued payroll and benefits	66,980	63,693
Other accrued expenses	40,149	36,824
Current maturities of long-term debt and capital lease obligations	18,998	21,993
Total current liabilities	525,072	488,328

Long-term liabilities
Deferred income taxes	116,277	118,601
Postretirement benefits	16,282	17,070
Other long-term liabilities	45,300	37,870
Long-term debt and capital lease obligations	475,365	516,704
Total long-term liabilities	653,224	690,245

Commitments and contingencies

Shareholders’ equity
Common stock, voting, no par value; 100,000 shares authorized; 37,488 and 37,517 shares outstanding	519,390	520,953
Preferred stock, no par value, 10,000 shares authorized; no shares outstanding	—	—
Accumulated other comprehensive loss	(11,444)	(11,233)
Retained earnings	307,637	268,875
Total shareholders’ equity	815,583	778,595

Total liabilities and shareholders’ equity	$1,993,879	$1,957,168

SPARTANNASH COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	40 Weeks Ended
	October 8, 2016	October 10, 2015
Cash flow activities
Net cash provided by operating activities	$78,573	$129,869
Net cash used in investing activities	(52,536)	(71,497)
Net cash used in financing activities	(21,944)	(47,486)
Net cash used in discontinued operations	(414)	(8,819)
Net increase in cash and cash equivalents	3,679	2,067
Cash and cash equivalents at beginning of period	22,719	6,443
Cash and cash equivalents at end of period	$26,398	$8,510

SPARTANNASH COMPANY AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA

Table 1: Sales and Operating Earnings by Segment

(In thousands)

(Unaudited)

	12 Weeks Ended				40 Weeks Ended
	October 8, 2016		October 10, 2015		October 8, 2016		October 10, 2015
Military Segment:
Net sales	$506,626	28.1%	$505,971	28.5%	$1,686,567	28.5%	$1,702,412	29.0%
Operating earnings	$2,862		$3,438		$8,792		$13,491
Food Distribution Segment:
Net sales	804,500	44.7%	762,250	42.9%	2,615,964	44.3%	2,531,428	43.0%
Operating earnings	18,957		16,540		64,040		56,195
Retail Segment:
Net sales	488,959	27.2%	507,180	28.6%	1,603,885	27.2%	1,650,108	28.0%
Operating earnings	8,048		9,246		11,315		20,185
Total:
Net sales	$1,800,085	100.0%	$1,775,401	100.0%	$5,906,416	100.0%	$5,883,948	100.0%
Operating earnings	$29,867		$29,224		$84,147		$89,871

Table 2: Reconciliation of Net Earnings to Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(Adjusted EBITDA)

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	October 8,	October 10,	October 8,	October 10,
(In thousands)	2016	2015	2016	2015
Net earnings	$16,648	$15,393	$43,982	$45,981
Loss (earnings) from discontinued operations, net of tax	82	(145)	268	21
Income taxes	8,864	9,141	25,635	27,444
Other expenses, net	4,273	4,835	14,262	16,425
Operating earnings	29,867	29,224	84,147	89,871
Adjustments:
LIFO (benefit) expense	(341)	178	2,130	3,195
Depreciation and amortization	17,927	19,722	58,931	64,960
Merger integration and acquisition expenses	2,427	4,417	4,237	7,252
Restructuring charges and asset impairment	2,662	760	23,714	7,762
Fees and expenses related to tax planning strategies	—	—	—	569
Stock-based compensation	943	808	7,010	6,470
Other non-cash (gains) charges	(71)	123	3	(409)
Adjusted EBITDA	$53,414	$55,232	$180,172	$179,670
Reconciliation of operating earnings to adjusted EBITDA by segment:
Military:
Operating earnings	$2,862	$3,438	$8,792	$13,491
Adjustments:
LIFO expense (benefit)	134	(59)	678	620
Depreciation and amortization	2,693	2,838	8,850	9,381
Merger integration and acquisition expenses	—	—	1	—
Restructuring charges (gains) and asset impairment	18	984	(241)	984
Fees and expenses related to tax planning strategies	—	—	—	75
Stock-based compensation	171	144	1,178	998
Other non-cash charges	58	101	262	204
Adjusted EBITDA	$5,936	$7,446	$19,520	$25,753
Food Distribution:
Operating earnings	$18,957	$16,540	$64,040	$56,195
Adjustments:
LIFO (benefit) expense	(348)	16	941	1,575
Depreciation and amortization	4,842	6,131	16,139	20,836
Merger integration and acquisition expenses	639	323	1,201	1,359
Restructuring charges (gains) and asset impairment	207	41	4,749	(237)
Fees and expenses related to tax planning strategies	—	—	—	282
Stock-based compensation	409	363	3,090	2,992
Other non-cash (gains) charges	(61)	123	137	164
Adjusted EBITDA	$24,645	$23,537	$90,297	$83,166
Retail:
Operating earnings	$8,048	$9,246	$11,315	$20,185
Adjustments:
LIFO (benefit) expense	(127)	221	511	1,000
Depreciation and amortization	10,392	10,753	33,942	34,743
Merger integration and acquisition expenses	1,788	4,094	3,035	5,893
Restructuring charges (gains) and asset impairment	2,437	(265)	19,206	7,015
Fees and expenses related to tax planning strategies	—	—	—	212
Stock-based compensation	363	301	2,742	2,480
Other non-cash gains	(68)	(101)	(396)	(777)
Adjusted EBITDA	$22,833	$24,249	$70,355	$70,751

Notes: Adjusted EBITDA is a non-GAAP operating financial measure that the Company defines as net earnings plus interest, discontinued operations, depreciation and amortization, and other non-cash items including deferred (stock) compensation, the LIFO provision, as well as adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted EBITDA provides a meaningful representation of its operating performance for the Company as a whole and for its operating segments. The Company considers adjusted EBITDA as an additional way to measure operating performance on an ongoing basis. Adjusted EBITDA is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted EBITDA and adjusted EBITDA by segment are performance measures that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted EBITDA format.

Adjusted EBITDA and adjusted EBITDA by segment are not measures of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definitions of adjusted EBITDA and adjusted EBITDA by segment may not be identical to similarly titled measures reported by other companies.

Table 3: Reconciliation of Operating Earnings to Adjusted Operating Earnings

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

	12 Weeks Ended		40 Weeks Ended
	October 8,	October 10,	October 8,	October 10,
(In thousands)	2016	2015	2016	2015
Operating earnings	$29,867	$29,224	$84,147	$89,871
Adjustments:
Merger integration and acquisition expenses	2,427	4,417	4,237	7,252
Restructuring charges and asset impairment	2,662	760	23,714	7,762
Fees and expenses related to tax planning strategies	—	—	—	569
Severance associated with cost reduction initiatives	149	371	839	371
Adjusted operating earnings	$35,105	$34,772	$112,937	$105,825
Reconciliation of operating earnings to adjusted operating earnings by segment:
Military:
Operating earnings	$2,862	$3,438	$8,792	$13,491
Adjustments:
Merger integration and acquisition expenses	—	—	1	—
Restructuring charges (gains) and asset impairment	18	984	(241)	984
Fees and expenses related to tax planning strategies	—	—	—	75
Severance associated with cost reduction initiatives	20	95	242	95
Adjusted operating earnings	$2,900	$4,517	$8,794	$14,645
Food Distribution:
Operating earnings	$18,957	$16,540	$64,040	$56,195
Adjustments:
Merger integration and acquisition expenses	639	323	1,201	1,359
Restructuring charges (gains) and asset impairment	207	41	4,749	(237)
Fees and expenses related to tax planning strategies	—	—	—	282
Severance associated with cost reduction initiatives	12	116	218	116
Adjusted operating earnings	$19,815	$17,020	$70,208	$57,715
Retail:
Operating earnings	$8,048	$9,246	$11,315	$20,185
Adjustments:
Merger integration and acquisition expenses	1,788	4,094	3,035	5,893
Restructuring charges (gains) and asset impairment	2,437	(265)	19,206	7,015
Fees and expenses related to tax planning strategies	—	—	—	212
Severance associated with cost reduction initiatives	117	160	379	160
Adjusted operating earnings	$12,390	$13,235	$33,935	$33,465

Notes: Adjusted operating earnings is a non-GAAP operating financial measure that the Company defines as operating earnings plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted operating earnings provide a meaningful representation of its operating performance for the Company as a whole and for its operating segments. The Company considers adjusted operating earnings as an additional way to measure operating performance on an ongoing basis. Adjusted operating earnings is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted operating earnings and adjusted operating earnings by segment are performance measures that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted operating earnings format.

Adjusted operating earnings is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for operating earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted operating earnings may not be identical to similarly titled measures reported by other companies.

Table 4: Reconciliation of Earnings from Continuing Operations to

Adjusted Earnings from Continuing Operations

(A Non-GAAP Financial Measure)

(In thousands, except per share data)

(Unaudited)

	12 Weeks Ended
	October 8, 2016			October 10, 2015
		per diluted			per diluted
(In thousands, except per share data)	Earnings	share		Earnings	share
Earnings from continuing operations	$16,730	$0.45		$15,248	$0.40
Adjustments:
Merger integration and acquisition expenses	2,427			4,417
Restructuring charges and asset impairment	2,662			760
Severance associated with cost reduction initiatives	149			371
Total adjustments	5,238			5,548
Favorable settlement of unrecognized tax liability	—			(94)
Income tax effect on adjustments (a)	(1,918)			(2,072)
Total adjustments, net of taxes	3,320	0.08	*	3,382	0.09
Adjusted earnings from continuing operations	$20,050	$0.53		$18,630	$0.49

	40 Weeks Ended
	October 8, 2016			October 10, 2015
		per diluted			per diluted
(In thousands, except per share data)	Earnings	share		Earnings	share
Earnings from continuing operations	$44,250	$1.18		$46,002	$1.22
Adjustments:
Merger integration and acquisition expenses	4,237			7,252
Restructuring charges and asset impairment	23,714			7,762
Fees and expenses related to tax planning strategies	—			569
Severance associated with cost reduction initiatives	839			371
Total adjustments	28,790			15,954
Favorable settlement of unrecognized tax liability	—			(94)
Tax planning strategies	—			(730)
Income tax effect on adjustments (a)	(10,871)			(6,110)
Total adjustments, net of taxes	17,919	0.48		9,020	0.24
Adjusted earnings from continuing operations	$62,169	$1.66		$55,022	$1.46
* Includes rounding

(a)	The income tax effect on adjustments is computed by applying the effective tax rate, before discrete tax items, to the total adjustments for the period.

Notes: Adjusted earnings from continuing operations is a non-GAAP operating financial measure that the Company defines as earnings from continuing operations plus or minus adjustments for items that do not reflect the ongoing operating activities of the Company and costs associated with the closing of operational locations.

The Company believes that adjusted earnings from continuing operations provide a meaningful representation of its operating performance for the Company. The Company considers adjusted earnings from continuing operations as an additional way to measure operating performance on an ongoing basis. Adjusted earnings from continuing operations is meant to reflect the ongoing operating performance of all of its distribution and retail operations; consequently, it excludes the impact of items that could be considered “non-operating” or “non-core” in nature, and also excludes the contributions of activities classified as discontinued operations. Because adjusted earnings from continuing operations is a performance measure that management uses to allocate resources, assess performance against its peers and evaluate overall performance, the Company believes it provides useful information for both management and its investors. In addition, securities analysts, fund managers and other shareholders and stakeholders that communicate with the Company request its operating financial results in adjusted earnings from continuing operations format.

Adjusted earnings from continuing operations is not a measure of performance under accounting principles generally accepted in the United States of America, and should not be considered as a substitute for net earnings, cash flows from operating activities and other income or cash flow statement data. The Company’s definition of adjusted earnings from continuing operations may not be identical to similarly titled measures reported by other companies.

Table 5: Reconciliation of Long-Term Debt and Capital Lease Obligations to Total Net Long-Term Debt and Capital

Lease Obligations

(A Non-GAAP Financial Measure)

(In thousands)

(Unaudited)

(In thousands)	October 8, 2016	January 2, 2016
Current maturities of long-term debt and capital lease obligations	$18,998	$19,003
Long-term debt and capital lease obligations	475,365	467,793
Total debt	494,363	486,796
Cash and cash equivalents	(26,398)	(22,719)
Total net long-term debt	$467,965	$464,077

Notes: Total net debt is a non-GAAP financial measure that is defined as long term debt and capital lease obligations plus current maturities of long-term debt and capital lease obligations less cash and cash equivalents. The Company believes both management and its investors find the information useful because it reflects the amount of long term debt obligations that are not covered by available cash and temporary investments. Total net debt is not a substitute for GAAP financial measures and may differ from similarly titled measures of other companies.

Table 6: Reconciliation of Projected Earnings per Diluted Share from Continuing Operations to

Projected Adjusted Earnings per Diluted Share from Continuing Operations

(A Non-GAAP Financial Measure)

(Unaudited)

	52 Weeks Ending December 31, 2016
	Low	High
Earnings from continuing operations	$1.58	$1.65
Adjustments, net of taxes:
Merger integration and acquisition	0.10	0.10
Restructuring and asset impairment	0.40	0.40
Severance associated with cost reduction initiatives	0.01	0.01
Adjusted earnings from continuing operations	$2.09	$2.16